Exhibit 99.1
NV5 ANNOUNCES RECORD FULL YEAR 2022 RESULTS AND ISSUES FULL YEAR 2023 GUIDANCE
 Hollywood, FL – February 23, 2023 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the full year ended December 31, 2022.

"We are pleased to have delivered another strong year for revenues and earnings in 2022, despite significant headwinds in the commercial economy due to historic interest rate increases. All three of our reporting segments grew in 2022, with a record performance by the geospatial business. We also completed five strategic acquisitions in 2022, strengthening our utility geospatial, building technology, and materials testing offerings. We anticipate a successful year in 2023. We enter 2023 with a strong backlog to drive organic growth and profitability, and we anticipate the best year for mergers and acquisitions in our history," said Dickerson Wright, PE, Chairman and CEO of NV5.

Full Year 2022 Financial Highlights
•Gross revenues in 2022 were $786.8 million compared to $706.7 million in 2021, an 11% increase.
•Net income in 2022 was $50.0 million compared to $47.1 million in 2021, a 6% increase.
•Adjusted EBITDA in 2022 was $135.2 million compared to $132.9 million in 2021, a 2% increase.
•GAAP EPS in 2022 was $3.27 per share compared to $3.22 per share in 2021, a 2% increase.
•Adjusted EPS in 2022 was $5.19 per share compared to $5.11 per share in 2021, a 2% increase. Diluted weighted average shares outstanding were 15,260,186 in 2022 compared to 14,656,381 in 2021.
•Cash flows from operating activities in 2022 were $94.0 million compared to $101.4 million in 2021. Cash flows from operations in 2022 included an income tax payment of $9.4 million as a result of new tax provisions that require capitalization and amortization of research and development costs.

Fiscal Year 2023 Guidance
•Gross revenues between $878 million and $915 million.
•GAAP EPS between $2.93 per share and $3.33 per share.
•Adjusted EPS between $5.28 and $5.69 per share.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its full year 2022 financial results at 4:30 p.m. (Eastern Time) on February 23, 2023. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, February 23, 2023
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility services, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	December 31, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$38,541	$47,980
Billed receivables, net	145,637	153,814
Unbilled receivables, net	92,862	89,734
Prepaid expenses and other current assets	13,636	12,442
Total current assets	290,676	303,970
Property and equipment, net	41,640	32,729
Right-of-use lease assets, net	39,314	44,260
Intangible assets, net	160,431	188,224
Goodwill	400,957	389,916
Other assets	2,705	2,844
Total Assets	$935,723	$961,943

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$57,771	$55,954
Accrued liabilities	44,313	50,461
Billings in excess of costs and estimated earnings on uncompleted contracts	31,183	29,444
Other current liabilities	1,597	1,551
Current portion of contingent consideration	10,854	5,807
Current portion of notes payable and other obligations	15,176	20,734
Total current liabilities	160,894	163,951
Contingent consideration, less current portion	4,481	2,521
Other long-term liabilities	29,542	34,304
Notes payable and other obligations, less current portion	39,673	111,062
Deferred income tax liabilities, net	6,893	25,385
Total liabilities	241,483	337,223

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,523,300 and 15,414,005 shares issued and outstanding as of December 31, 2022 and January 1, 2022, respectively	155	154
Additional paid-in capital	471,300	451,754
Retained earnings	222,785	172,812
Total stockholders’ equity	694,240	624,720
Total liabilities and stockholders’ equity	$935,723	$961,943

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Gross revenues	$189,818	$188,555	$786,778	$706,706

Direct costs:
Salaries and wages	44,830	43,417	186,806	175,047
Sub-consultant services	37,084	35,995	153,641	124,998
Other direct costs	14,931	11,633	60,357	47,347
Total direct costs	96,845	91,045	400,804	347,392

Gross profit	92,973	97,510	385,974	359,314

Operating expenses:
Salaries and wages, payroll taxes, and benefits	46,769	45,077	193,488	176,838
General and administrative	18,501	16,095	66,114	53,986
Facilities and facilities related	5,431	4,863	21,252	20,193
Depreciation and amortization	9,565	10,189	38,938	39,953
Total operating expenses	80,266	76,224	319,792	290,970

Income from operations	12,707	21,286	66,182	68,344

Interest expense	(1,005)	(878)	(3,808)	(6,239)

Income before income tax expense	11,702	20,408	62,374	62,105
Income tax expense	(3,702)	(4,953)	(12,401)	(14,958)
Net income and comprehensive income	$8,000	$15,455	$49,973	$47,147

Earnings per share:
Basic	$0.54	$1.05	$3.39	$3.34
Diluted	$0.52	$1.02	$3.27	$3.22

Weighted average common shares outstanding:
Basic	14,816,773	14,651,218	14,753,738	14,135,333
Diluted	15,320,123	15,159,314	15,260,186	14,656,381

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities:
Net income	$49,973	$47,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,063	44,971
Non-cash lease expense	12,813	10,191
Provision for doubtful accounts	(60)	1,243
Stock-based compensation	19,326	16,301
Change in fair value of contingent consideration	2,972	2,333
Gain on disposals of property and equipment	(328)	(1,102)
Deferred income taxes	(18,492)	(7,007)
Amortization of debt issuance costs	724	1,210
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	10,212	2,677
Unbilled receivables	(3,303)	(12,573)
Prepaid expenses and other assets	(1,125)	(4,792)
Accounts payable	(1,673)	8,181
Accrued liabilities and other long-term liabilities	(19,901)	(12,507)
Contingent consideration	(800)	—
Billings in excess of costs and estimated earnings on uncompleted contracts	(296)	4,005
Other current liabilities	(125)	1,164
Net cash provided by operating activities	93,980	101,442

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(5,908)	(67,995)
Proceeds from sale of assets	87	1,639
Purchase of property and equipment	(15,689)	(13,903)
Net cash used in investing activities	(21,510)	(80,259)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	—	138,750
Proceeds from common stock offering	—	172,500
Payments of borrowings from Senior Credit Facility	(65,000)	(323,832)
Payments on notes payable	(15,445)	(12,516)
Payments of contingent consideration	(1,464)	(1,329)
Payments of common stock offering costs	—	(10,657)
Payments of debt issuance costs	—	(976)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	—	(52)
Net cash used in financing activities	(81,909)	(38,112)

Net decrease in cash and cash equivalents	(9,439)	(16,929)
Cash and cash equivalents – beginning of period	47,980	64,909
Cash and cash equivalents – end of period	$38,541	$47,980

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES
TO COMPARABLE NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Twelve Months Ended
		December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net Income		$8,000	$15,455	$49,973	$47,147
Add:	Interest expense	1,005	878	3,808	6,239
	Income tax expense	3,702	4,953	12,401	14,958
	Depreciation and amortization	10,972	11,574	44,063	44,971
	Stock-based compensation	4,077	4,214	19,326	16,301
	Acquisition-related costs*	4,720	2,667	5,612	3,274
Adjusted EBITDA		$32,476	$39,741	$135,183	$132,890

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Twelve Months Ended
		December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net Income - per diluted share		$0.52	$1.02	$3.27	$3.22
Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.52	0.56	2.12	2.29
	Acquisition-related costs*	0.30	0.18	0.36	0.22
	Income tax expense	(0.13)	(0.15)	(0.56)	(0.62)
Adjusted EPS		$1.21	$1.61	$5.19	$5.11

* Acquisition-related costs include contingent consideration fair value adjustments.